UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2007 (December 31, 2006)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

National Health Investors, Inc. (NHI) announced effective December 31, 2006, the appointments of Roger R. Hopkins as Chief Accounting Officer and Kenneth D. DenBesten as Secretary.  Hopkins succeeds Donald K. Daniel who resigned on the same day.  This resignation is a result of the previously announced decision to end the use of National HealthCare Corporation senior officers to advise NHI.

Hopkins, 45, joined NHI’s management advisor, Management Advisory Source, LLC in July, 2006.  Until June, 2006, Hopkins was a partner in the Tennessee regional accounting firm of Rodefer Moss & Co., PLLC, having been with the firm four years serving a variety of private and publicly-held companies.  Hopkins previously worked in the Nashville, Tennessee office of Deloitte & Touche, holding the position of senior manager.  Hopkins received his bachelor’s degree in accounting from Tennessee Technological University and is a Certified Public Accountant.

DenBesten, 54, has served as Senior Vice President of Finance of NHI since 1992.  He has a B.S. in business administration and an M.S. in finance from the University of Arizona.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

Date: January 4, 2007